                             SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section (14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. ____)

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement             [ ] Confidential, for Use
                                                     of the Commission only
                                                     (as permitted by
                                                     Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   Kimmins Corp.
    ---------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [ ]  $125  per  Exchange Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1), or  14a-
         6(i)(2) or Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ]  Fee computed on table  below per Exchange Act Rules  14-a(6)(i)(4) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

    [X]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:


                                    KIMMINS CORP.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 22, 1996


    To the Stockholders of
    KIMMINS CORP.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kimmins Corp. (the Company ) will be held on Wednesday, May 22, 1996, at 9:00 a.m., local time, at the Atlanta Airport Hilton and Towers, 1031 Virginia Avenue, Atlanta, Georgia 30354, to consider and vote upon:

         1.   The  election of three (3)  Directors, each to  hold office until
              the  next   Annual  Meeting  of  Stockholders   and  until  their
              respective successors have been duly elected and qualified; and

         2. The proposed amendment of the Articles of Incorporation of the Company in respect to the convertibility of the Class B Common Stock; and

         3. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors have fixed the close of business on April 12, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, and only stockholders of record at such time will be so entitled to notice and to vote.

                                       By Order of the Board of Directors,


                                       /s/ Joseph M. Williams


                                       JOSEPH M. WILLIAMS, Secretary

    April 15, 1996



              If you do not expect to be present at the meeting, please date, sign, and return the enclosed proxy in the envelope provided for that purpose, which requires no postage if mailed in the United States. A proxy is revocable at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.


                                     KIMMINS CORP.
                               1501 Second Avenue, East
                                   Tampa, FL  33605

                                   PROXY STATEMENT

                          For Annual Meeting of Stockholders
                               To Be Held May 22, 1996


         The accompanying form of proxy is solicited on behalf of the Board of Directors of Kimmins Corp. (the Company ) for use at the Annual Meeting of Stockholders to be held on May 22, 1996, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only stockholders of record at the close of business on April 12, 1996, will be entitled to notice of and to vote at such meeting. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 15, 1996. Proxies in the accompanying form, duly executed and received in time and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by submitting a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

         The address of the principal executive office of the Company is:

                              1501 Second Avenue, East
                              Tampa, Florida  33605
                              Telephone Number:  (813) 248-3878

         As of April 12, 1996, the number of outstanding shares entitled to vote at the meeting is 4,447,397 shares of Common Stock, par value $.001 per share (the Common Stock ), and 2,291,569 shares of Class B Common Stock, par value $.001 per share (the Class B Common Stock ), each of which is entitled to one vote. The Common Stock and Class B Common Stock vote together as one class.


                                 VOTING PROCEDURES

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock, combined, present in person, or represented by proxy, provided a quorum exists. A quorum is established if at least a majority of the outstanding shares of Common Stock and Class B Common Stock, combined, as of April 12, 1996, are present in person or represented by proxy. Any other matters at the meeting shall be decided by the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock, combined, cast with respect thereto, provided a quorum exists. Votes will be counted and certified by the Inspectors of Election, who are one or more employees of the Company. Failures to vote and broker non-votes will not count towards determining any required plurality or majority or the presence of a quorum. Stockholders and brokers returning proxies who are affirmatively abstaining from voting on a proposition and stockholders attending the meeting but who are not voting on a proposition will count towards the presence of a quorum, but will not be counted towards determining the required plurality or majority for approval of that proposition.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted in information above.


                             ELECTION OF DIRECTORS

         The proxies granted by stockholders will be voted at the Annual Meeting of Stockholders for the election of the persons listed below as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently Directors of the Company. Each of the persons named has indicated to the Board of Directors that he will be available as a candidate. In the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

                               Year of First
             Name         Age     Election                 Position
     -------------------- ---  -------------   --------------------------------

     Francis M. Williams   54       1987       Chairman of the Board, President
                                                  and Chief Executive Officer

     Michael Gold          47       1987       Director/Attorney

     George A. Chandler    66       1990       Director/Business Consultant

         All Directors of the Company hold office until the Annual Meeting of Stockholders in the year in which their appointment expires or until their successors have been elected and qualified.

         Francis M. Williams has been President and Chairman of the Board of the Company since its inception. For more than five years prior to November 1988, Mr. Williams had been Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp. From June 1981 until January 1988, Mr. Williams was also the President and a Director of College Venture Equity Corp., a small business investment company. Mr. Williams has also been a Director of the National Association of Demolition Contractors and a member of the Executive Committee of the Tampa Bay International Trade Council.

         Michael Gold has been a Director of the Company since November 1987. For more than the past five years, Mr. Gold has been a partner in the Niagara Falls, New York law firm of Gold and Gold.

         George A. Chandler has been a Director of the Company since January 1990. Since November 1989, Mr. Chandler has been a business consultant. Mr. Chandler was Chairman of the Board from July 1986 to November 1989, and President and Chief Executive Officer from October 1985 to November 1989 of Aqua-Chem, Inc., a manufacturer of packaged boilers and water treatment equipment. From May 1983 to October 1985, he was President, Chief Executive Officer and a Director of American Ship Building Co., which is engaged in the construction, conversion and repair of cargo vessels. Mr. Chandler is also a Director of The Allen Group Inc., and DeVlieg Bullard, Inc.


         During the year ended December 31, 1995, the Board of Directors held four meetings which were attended by all the Directors. In addition, the Company's Board of Directors took several actions by written consent. The Company has an Audit Committee currently comprised of Mr. George A. Chandler and Michael Gold, which met four times during the year, and a Stock Option Committee currently comprised of Messrs. Francis M. Williams and Michael Gold, which met once during the year. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its system of internal controls. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors.

         During the year ended December 31, 1995, all directors attended at least 75 percent of the meetings of the Board of Directors and all committees of the Board of Directors of which they are members.

         The Company does  not have  a Nominating Committee  or a  Compensation
    Committee of  the Board  of Directors.   The function  of the  Stock Option
    Committee is to administer the Company's 1987 stock option plan.

                  PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         At the Annual Meeting, the stockholders will be asked to vote upon an amendment to the Company's Certificate of Incorporation regarding the provisions relating to a conversion of the Class B Common Stock and related matters. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock of the Company that are issued and outstanding as of the record date. Messrs. Francis M. Williams, George A. Chandler, and Michael Gold, all of whom are directors, beneficially own in excess of 62 percent of the stock issued and outstanding. See Securities Ownership of Certain Beneficial Owners and Management. All of such persons currently intend to vote the shares that they beneficially own in favor of this proposed amendment. The proposed amendment that the stockholders are being asked to vote on is set forth in full as Exhibit A to this Proxy Statement, which should be reviewed carefully as the following is only a summary of the changes effected by the proposed amendment and the reasons therefor.

         The main purpose of the proposed amendment is two-fold. First, management of the Company wishes to clarify the text of Section 5, Item I, of Article FOURTH of the Articles of Incorporation as it relates to the conversion of Class B Common Stock without effecting substantive changes. Thus, language in Section 5 describing the method of performing the calculations which determine whether, and to what extent, shares of Class B Common Stock may be converted into shares of Common Stock has been restated, and terms have been defined, in order to clarify the conversion provisions and facilitate their application, without changing the substance of such provisions. Similarly, it is made clear that the list of circumstances in which the Factors (as defined in Section 5(g)) are to be adjusted is not exclusive and Section 5(g)(vi) is added to provide that a distribution of assets to an entity owned by the stockholders of the Company will constitute an additional circumstance in which the per share Liquidation Preference (as stated in Section 4) would be adjusted.

         Second, the text of Section 5 is proposed to be amended in order to reflect the one-for-three reverse stock split that became effective on January 11, 1996. Thus, references to numbers of shares and per share amounts are restated where appropriate, again without making substantive changes. Similar clarification is made in Section 4 (as to the effect of the reverse stock split on the per share Liquidation Preference stated therein).


        Section 3 is also clarified to make it clear that while cash dividends may not be declared on Class B Common Stock, any non-cash dividends declared must be distributed on the Class B Common Stock at the same rate as on the Common Stock.

        The proposed amendment would also, however, effect certain substantive changes, which management of the Company deems advisable. First, Section 5(1) is added to provide that if a sale of part of the Company's business as to which there is a bona fide offer to purchase would have resulted in convertibility of any of the outstanding Class B Common Stock and it is determined by the Board of Directors of the Company not to approve such a transaction, then, upon request of the holder or holders of a majority of the outstanding Class B Common Stock, the number of shares thereof which would have become convertible had the transaction occurred would become convertible. Second, a similar provision is added in Section 5(m), which provides that if there is an independent valuation of a part of the business of the Company such that if such part of the business were sold the result would allow conversion of all outstanding Class B Common Stock and if the Board of Directors of the Company does not authorize such sale, then, upon request of the holder or holders of a majority of the outstanding Class B Common Stock, the outstanding Class B Common Stock would become convertible.

         Management of the Company believes that the effect of such provisions will be to remove the ancillary issue of convertibility from the process of determining whether a sale of a portion of the Company's business should be approved by the Board of Directors. Management believes that doing so would enhance the consideration of any such potential sale on its merits.

         The  Board  of  Directors   has  unanimously  approved  this  proposed
    amendment and recommends a vote FOR its approval.

                                  EXECUTIVE OFFICERS

         The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. In addition to Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer, Joseph M. Williams and Norman S. Dominiak are the only other executive officers of the Company.

         Joseph M. Williams, 39, has been the Secretary and Treasurer of the Company since October 1988. Since November 1991, Mr. Williams has served as President and has been a Director of Cumberland Holdings, Inc., a holding company whose wholly-owned subsidiaries provide reinsurance and specialty sureties and performance and payment bonds. Since June 1986, Mr. Williams has served in various capacities, including President, and has been a Director of Cumberland Real Estate Holdings, Inc., the corporate general partner of Sunshadow Apartments, Ltd. ( Sunshadow ) and Summerbreeze Apartments, Ltd. ( Summerbreeze ), both of which are limited partnerships. In June 1992, both Sunshadow and Summerbreeze filed voluntary petitions under Chapter 11 of the United States bankruptcy law, and each entity submitted a plan of reorganization. In June 1993,
    Sunshadow  and Summerbreeze  entered  into a  settlement  and note  renewal agreement and the bankruptcy filings were voluntarily dismissed. Mr. Williams has been employed by the Company and its subsidiaries in various capacities since January 1984. From January 1982 to December 1983, he was the managing partner of Williams and Grana, a firm engaged in public accounting. From January 1978 to December 1981, Mr. Williams was employed as a senior tax accountant with Price Waterhouse & Co. Joseph M. Williams is the nephew of Francis M. Williams.


         Norman S. Dominiak, 51, has been the Vice President of the Company since March 1995, and has been employed by the Company as its Chief Financial Officer since January 1994. Mr. Dominiak served as controller of ThermoCor Kimmins, Inc., a subsidiary of the Company, from October 1991 until January 1994. From May 1988 until September 1991, Mr. Dominiak served as Senior Vice President of Creative Edge, a company engaged in the manufacturing and distribution of educational products. From October 1982 until April 1988, Mr. Dominiak served as senior vice president of Cecos Environmental Services, Inc., a company engaged in treatment, transportation, and disposal of hazardous waste. From 1965 until 1982, Mr. Dominiak was employed in various financial capacities for the Carborundum Company.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 18, 1996, by (i) persons known by the Company to own more than 5 percent of the Company's outstanding common stock, (ii) by each Named Executive (as defined below) and director of the Company, and (iii) all directors and executive officers of the Company as a group:
                                                                        Percent
         Name and                                                          of
        Address of                                             Percent   Total
        Beneficial                              Number of        of      Voting
        Owner (1)         Title of Class          Shares        Class    Power
   ------------------- ---------------------- --------------- --------- -------
   Francis M. Williams  Common Stock          1,856,081 (2)      41.7%   61.5%
                        Class B Common Stock  2,291,569         100.0%

   Joseph M. Williams   Common Stock            360,945 (3)       8.1%    5.4%

   Michael Gold         Common Stock             13,223 (4)        *       *

   George Chandler      Common Stock              6,314 (5)        *       *

   All directors and    Common Stock          2,236,563 (2)(3)   50.3%
   executive officers                                   (4)(6)           67.2%
   as a group (four     Class B Common Stock  2,291,569         100.0%
   persons)

    (l) The addresses of all officers and directors of the Company above are in care of the Company at 1501 Second Avenue, East, Tampa, Florida 33605.

    (2) Includes 1,479,136 shares owned directly by Mr. Francis M. Williams; 133,333 shares owned by Summerbreeze and 121,750 shares owned by Sunshadow, as to both of which Mr. Williams is the sole shareholder of the corporate general partner and the sole limited partner; 48,908 shares owned by Mr. Williams' wife; 30,493 shares held by Mr. Williams as Trustee for his wife and children; 37,913 shares held by Mr. Williams as Custodian under the New York Uniform Gifts to Minors Act for his children; 3,482 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 1,067 shares held by Kimmins Realty Investment, Inc., of which is owned 100 percent by Mr. Williams.

    3) Includes 10,000 shares owned by Mr. Joseph M. Williams; 7,133 shares issuable upon exercise of currently exercisable stock options; 2,592 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 341,220 shares held by the Company's 401(k) Plan and ESOP of which Mr. Williams is a trustee with shared voting and investment power.


    (4) Includes 1,150 shares owned by Mr. Gold; 5,775 shares currently owned by Mr. Gold's wife; 2,898 held by Mr. Gold as trustee for Mr. Gold's minor children; and 3,400 shares issuable upon exercise of currently exercisable stock options.

    (5) Includes 3,114 shares owned by Mr. Chandler; and 3,200 shares issuable upon exercise of currently exercisable stock options.

    (6) Includes 13,733 shares issuable upon exercise of currently exercisable stock options; 6,074 shares held by the Company's 401(k) and ESOP Plans of which certain officers of the Company are fully vested; and 341,471 shares held by the Company's 401(k) and ESOP Plans of which an officer of the Company is a trustee.

      *  Less than one percent.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1995 (the Named Executives ):

                                                                                       SUMMARY COMPENSATION TABLE

                                                                                      Long term Compensation
                                                                                -------------------------------------
                                                   Annual Compensation                   Awards             Payouts
                                             ---------------------------------  ------------------------  -----------
                                                                      Other                   Securities
                                                                      Annual     Restricted   Underlying                All Other
                       Name and                                       Compen-      Stock       Options/       LTIP       Compen-
                 Principal Position    Year  Salary ($)  Bonus ($)  sation ($)  Award(s) ($)   SARs (#)   Payouts ($)   sation ($)
              ----------------------- ------ ----------  ---------  ----------  ------------  ----------  -----------  -----------
              Francis M. Williams      1995  $   271,137     $0         $0           $0            0           $0      $  989  (*)
                Chairman of the        1994  $   171,139     $0         $0           $0            0           $0      $  977  (*)
                Board, President and   1993  $   171,137     $0         $0           $0            0           $0      $  498  (*)
                Chief Executive
                Officer

              John V. Simon, Jr.       1995  $    95,000  $81,489       $0           $0            0           $0      $1,647  (*)
                President of Kimmins   1994  $    95,000  $15,759       $0           $0            0           $0      $1,635  (*)
                Contracting Corp.      1993  $    95,000  $13,193       $0           $0            0           $0      $1,069  (*)

              (*)   Represents the Company's contribution to the employee's account of the Company's 401(k) Plan and premiums paid by the Company for term life insurance and long-term disability.  These plans, subject to the terms and conditions of each plan, are available to all employees.

         Stock Option/SAR Grants in the Last Fiscal Year. The following table summarizes stock options granted to the Named Executives in 1995. The amount shown as potentially realizable values of these options are based on assumed annual rates of appreciation in the price of the Company's common stock of 5 and 10 percent over the terms of the options and are not intended to forecast future appreciation of the Company's stock price:

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
        ---------------------------------------------------------------------------------------
                                                    Percent of
                                                       Total                                         Potential Realizable
                                     Number of     Options/SARs                                        Value at Assumed
                                    Securities      Granted to                                         Annual Rates of
                                    Underlying       Employees         Exercise                          Stock Price
                                   Options/SARs         in             or Base       Expiration        Appreciation for
                   Name             Granted (#)     Fiscal Year      Price ($/SH)       Date             Option Term
         ---------------------     -------------   ---------------  -------------    ----------   ------------------------
                                                                                                   5 Percent    10 Percent
                                                                                                  ------------ -----------
         Francis M. Williams                   0             0.00%      -                 -       $          0 $         0
         John V. Simon, Jr.                3,333            44.44%      $4.50         03/15/05    $      9,400 $    23,900

           No stock options or stock appreciation rights were granted to Francis M. Williams during the year ended December 31, 1995, and Mr. Williams does not have any stock options or stock appreciation rights that were granted in previous years.

         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes the net value realized on the exercise of options in 1995 and the value of outstanding options as of December 31, 1995, for the Named Executives.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                Number of
                                                                Securities        Value of
                                                                Underlying       Unexercised
                                                               Unexercised      In-the-Money
                                                              Option/SARs at     Options at
                                  Shares                       Year-End (#)     Year-End ($) (1)
                                 Acquired         Value        Exercisable/     Exercisable/
               Name            on Exercise (#)  Realized ($)   Unexercisable    Unexercisable
         --------------------  ---------------  ------------  --------------  ------------------
         Francis M. Williams               0              $0       0/0              $0/$0

         John V. Simon, Jr.                0              $0   9,800/11,867    $10,970/$11,867

         (1)   Value is calculated using the Company's closing stock price on December 31, 1995, of $7.50 per share
               (adjusted to reflect the reverse stock split on a retroactive basis) less the exercise price for such shares.

           No stock options or stock appreciation rights were exercised by Francis M. Williams during the year ended December 31, 1995, and Mr. Williams does not have any outstanding stock options or stock appreciation rights at December 31, 1995.

                            TEN YEAR OPTION/SAR REPRICINGS

                                                                                                                  Length of
                                                                                                                  Original
                                                          Number of       Market                                   Option
                                                          Securities       Price         Exercise                   Term
                                                          Underlining    of Stock at     Price at                Remaining
                                                          Options/SARs     Time of       Time of        New     at Date of
                                                          Repriced or    Repricing or  Repricing or   Exercise  Repricing or
                               Name               Date    Amended (#)   Amendment ($)  Amendment ($)  Price ($)  Amendment
                   ---------------------------  --------  -----------  --------------  -------------  --------- ------------
                   Norman S. Dominiak           10/30/94        3,333      $4.50           $6.39        $4.50       4 years
                   Vice President                                 833      $4.50           $7.14        $4.50       4 years

                   Joseph M. Williams           10/30/94       10,333      $4.50           $6.75        $4.50       4 years
                   Secretary/Treasurer

                   Thomas C. Andrews            10/30/94       11,667      $4.50           $6.75        $4.50       4 years
                   President of
                   ThermoCor Kimmins, Inc.

                   Charles A. Baker, Jr.        10/30/94       12,833      $4.50           $6.75        $4.50       4 years
                   Vice President of TransCor

                   Michael D. O'Brien           10/30/94       15,976      $4.50           $6.75        $4.50       4 years
                   Vice President of TransCor

                   John V. Simon, Jr.           10/30/94        12,833      $4.50           $6.75        $4.50      4 years
                   President of Kimmins                          2,500      $4.50           $6.00        $4.50      4 years
                   Contracting Corp.

           Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 1995, Francis M. Williams, the Company's President and Chairman of the Board of Directors, has served as President and Chairman of the Board of Directors of TransCor Waste Services, Inc. (a subsidiary of the Company)

         Compensation of Directors. During the year ended December 31, 1995, the Company paid non-officer Directors an annual fee of $5,000 and $1,000 per board meeting attended. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

         Board Compensation Committee Report on Executive Compensation. There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation is determined by Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer of the Company under the direction of the Board of Directors. There is no formal compensation policy for either the Chief Executive Officer or other executive officers of the Company. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and the Company's resources. Compensation for Mr. Williams has been fixed annually each year by the President, subject to the Board of Directors' approval. Mr. Williams' compensation is not subject to any employment contract. In 1993, Mr. Williams' compensation was $171,137. In 1993, the Company recorded revenue of $83,608,764 and net income of $1,752,663. In 1994, Mr.
    Williams' compensation was $171,139. In 1994, the Company recorded revenue of $96,755,001 and net income of $796,992. In 1995, Mr. Williams' compensation was $271,137 In 1995, the Company recorded revenue of $111,345,075 and net income of $1,342,583.


                                                        Francis M. Williams
                                                        George A. Chandler
                                                        Michael Gold


                                       PERFORMANCE GRAPH

         The following line graph compares, over the past five years, the stock performance of the Company with the cumulative total return of companies comprising the Standard and Poors 500 and a Peer Group's index selected by the Company. The Company pays no dividends and, therefore, there is no cumulative total return calculation to the Company based upon reinvestment of dividends. Such graph is not necessarily indicative of future price performance. The comparison assumes the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1990.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                           Kimmins Corp., S&P 500 Index, and
                     Value Line Inc. Environmental Services Index
                   (Performance results through December 31, 1995)


                         1990    1991     1992     1993     1994      1995
                       -------  -------  -------  -------  -------  -------
     Kimmins Corp.     $100.00  $125.93  $ 75.58  $ 75.58  $ 47.74  $ 79.56


     S&P 500 Index     $100.00  $130.55  $140.72  $154.91  $157.39  $216.42

     Value Line, Inc.
     Environmental
     Services Index    $100.00  $112.78  $114.12  $ 87.38  $ 89.25  $102.98

                                    CERTAIN TRANSACTIONS

         During 1993, 1994, and 1995 the Company paid landfill fees of approximately $288,000, $28,000, and $88,000, respectively, to a company which is primarily owned by the brother of Mr. Williams. The amount paid approximated fair market rates for the type of services involved.

         Mr. Francis M. Williams is the sole shareholder of the general partner and the sole limited partner of Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., two Florida real estate limited partnerships (collectively, the "Apartments"). On June 30, 1993, the Company, Citicorp Real Estate, Inc. ("Citicorp"), the Apartments, and Mr. Williams entered into a settlement and note renewal agreement whereby the Chapter 11 bankruptcy filings with respect to the Apartments were voluntarily dismissed. In accordance with the terms of the settlement agreement, $3,638,696 of the accounts receivable - affiliates balance recorded by the Company was converted into a note receivable. The note receivable bears interest at prime plus 1 3/8 percent, increasing to prime plus 2 percent on July 1, 1995, with principal and interest payable in monthly installments through December 31, 1998, and is guaranteed by Mr. Williams. Citicorp also renewed their mortgage notes with the Apartments through December 31, 1998. Amounts due from the partnerships discussed above at December 31, 1994 and 1995, are approximately $3,588,000 and $3,534,000, respectively.

         At   December  31,   1994   and  1995,   $4,937,000  and   $5,301,000,
    respectively, of the contract and trade - affiliates balance is due from affiliates of the Company's president. The affiliated receivables relate to contract services performed and are guaranteed by Mr. Williams.

             COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ( SEC ) and the New York Stock Exchange. Officers, directors, and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1995, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with except that one report was filed late by Mr. Michael Gold.

                   STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

         Any proposal of stockholders intended to be presented at the 1997 annual meeting of the Company must be received by the Secretary of the Company at the address set forth on the first page of the Proxy Statement no later than December 17, 1996, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the meeting that the proxy statement relates, stockholders will be notified of the new meeting date and the new date by which proposals must be received.


                          INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has retained Ernst & Young LLP as the auditors of the Company for the fiscal year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted by stockholders.

                                    OTHER MATTERS

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, is being furnished herewith to each stockholder of record as of the close of business on April 12, 1996. Additional copies of the Annual Report to Stockholders or copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                                   Stockholder Services
                                   Kimmins Corp.
                                   1501 Second Avenue, East
                                   Tampa, Florida 33605

         All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communication by directors, officers, or regular employees of the Company acting without special compensation.

         The Board of Directors is aware of no other matters, except as set forth in the Notice of Meeting and has not been informed of any other matters to be presented to the Annual Meeting of Stockholders. However, if any matters other than those referred to above should properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                                   By Order of the Board of Directors,


                                   /s/ Joseph M. Williams

                                   JOSEPH M. WILLIAMS, Secretary

    Tampa, Florida
    April 15, 1996


                                   Exhibit A

                   Proposal Amendment to Articles of Incorporation


         Sections 3, 4 and 5 of Item I of Article FOURTH are proposed to be deleted and the following substituted therefor:

    I.   Common Stock and Class B Common Stock

         3. Dividends. Subject to provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding, cash dividends may be paid on the Common Stock as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. No cash dividends, however, may be declared on the Class B Common Stock. Any dividends issued in the form of stock or distributions of assets, tangible or intangible, would also be issued at the same rate on the Class B Common Stock as the Common Stock.

         4. Liquidation and Dissolution. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provisions for payment of the debts and other liabilities of the Corporation, and after payment or distribution to the holders of Preferred Stock of the full amount to which they are entitled, the remaining assets of the Corporation shall be distributed among the holders of Common Stock and the Class B Common Stock in one or more steps which shall constitute, in the aggregate, a single distribution in accordance with the following (the "Liquidation Preference"):

              (a) First the holders of Common Stock shall be entitled to receive the sum of nine dollars ($9.00) per share; and

              (b) Next, the holders of the Class B Common Stock shall be entitled to receive the sum of nine dollars ($9.00) per share; and

              (c) Last, the balance of the remaining assets shall be distributed among the holders of the Common Stock and the Class B Common Stock, without preference or priority of one class of stock over the other, with the amount of such balance to be distributed in respect of each share of Common Stock to be equal to the amount to be distributed in respect of each share of Class B Common Stock.

         Any such distribution on the Common Stock and the Class B Common Stock under this clause (c) shall be declared concurrently and shall be payable on the same date to stockholders of record as of the same record date. A consolidation or merger of the Corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.


         5.   Conversion.

              (a) (i) The holders of Class B Common Stock shall have the right, at their option, to convert their shares of Class B Common Stock into Common Stock in the amounts and subject to the conditions hereinafter set forth.

                   (ii) For each fiscal year of the Corporation, the holders of the shares of the Class B Common Stock shall have the right to convert, on the basis set forth in clause (e) below, the number of shares of Class B Common Stock resulting from the following calculation into shares of Common
    Stock: if the quotient of the net earnings (determined in accordance with clause (f) below) divided by the sum of (i) the number of shares of Common Stock actually outstanding at the end of such fiscal year plus (ii) 625,000 is equal to or greater than the Adjusted Threshold Amount (which, subject to adjustment as hereinafter provided, shall be $. 84 per share), then up to an aggregate of 625,000 shares of Class B Common Stock can, at the election of the holder or holders thereof, be so converted ("Conversion Amount"). This calculation shall be repeated for the next fiscal year, using as the Adjusted Threshold Amount the last Adjusted Threshold Amount which resulted in convertibility of shares plus $.21. If, for any fiscal year, such quotient does not equal or exceed the applicable Adjusted Threshold Amount, no shares may be converted for mat fiscal year, in which case the calculation for the following fiscal year shall use (a) the Adjusted Threshold Amount in effect for the last calculation that did not result in the convertibility of shares and (b) the number of shares of Common Stock actually outstanding at the end of the fiscal year for which the calculation is made plus 625,000. Notwithstanding the foregoing, if in any fiscal year the Corporation has net earnings (as determined in accordance with clause (f) below) per share of Common Stock (determined by dividing net earnings for such fiscal year by the sum of (i) the number of shares of Common Stock actually outstanding at the end of such fiscal year and (ii) the number of shares of Common Stock issuable upon conversion of all Class B Common Stock then remaining outstanding), equal to or greater than $1.44 ("Total Conversion Earnings"), then the holders of the shares of Class B Common Stock shall have the right to convert all of such shares of Class B Common Stock then remaining outstanding into shares of Common Stock.

         The Adjusted Threshold Amount, the Total Conversion Earnings, and the Conversion Amount (as each may be adjusted from time to time as provided herein) shall each be adjusted, proportionately, in the event of any adjustment to the Class B Stock in accordance with clause (g) of this
    Section 5.

         (b) All shares of Class B Common Stock electing to convert shall be converted based on the date of issuance thereof, such that the earliest issued shares of Class B Common Stock shall be converted first.


         (c) The effective date for conversion for each fiscal year for which the holders of Class B Common Stock shall be entitled to convert Class B Common Stock into Common Stock (the "Conversion Date") shall be fixed by resolution of the Board of Directors within 120 days after receipt by the Corporation of the determination of net earnings for said fiscal year by its independent public accountants in accordance with clause (f) below.

         (d) For each fiscal year in which holders of Class B Common Stock are entitled to convert said shares in accordance with clause (a) above, notice of the right to convert said shares, in form approved by the Board of Directors, shall be given by mailing such notice, first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Conversion Date to each holder of record of shares entitled to be converted at his address as the same shall appear on the books of the Corporation. Each such notice shall (i) specify the Conversion Date and the manner in which the certificates of Class B Common Stock are to be exchanged for certificates of Common Stock, (ii) state the net earnings per share for such fiscal year determined in accordance with clause (f) below, and (iii) state the maximum number of shares of Class B Common Stock held by such record holder which are convertible for such fiscal year. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such conversion except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice or mailing was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not received by the holder.

         (e) The shares of Class B Common Stock shall be convertible into fully paid and non-assessable shares of Common Stock on the basis of one share of Common Stock for each share of Class B Common Stock surrendered.

         (f) The "net earnings" of the Corporation in any fiscal year of the Corporation shall be (A) the net income of the Corporation for such fiscal year, less (B) the aggregate amount of dividends accrued in such fiscal year upon the outstanding shares of Preferred Stock and any other class of capital stock of the Corporation entitled to preference in the distribution of dividends vis-a-vis the shares of Common Stock of the Corporation. All calculations provided for herein, and all determinations of "net earnings," shall be made by the firm of independent public accountants selected by the Board of Directors (who may be the regular auditors employed by the Corporation) in accordance with the definitions set forth herein and generally accepted accounting principles, such calculations and determinations to be final, binding and conclusive upon all person whomsoever.

         (g)  The  Adjusted  Threshold,   Liquidation  Preference,   Conversion
    Amount, and the Total Conversion Earnings provided herein (collectively, "Factors") shall be subject to the following adjustments.


              (i) If the Corporation shall declare and pay to the holders of shares of Common Stock a dividend payable in shares of Common Stock, the Conversion Amount in effect immediately prior to the record date fixed for the determination of stockholders entitled to such dividend shall be proportionately increased, and the Liquidation Preference, Total Conversion Earnings and the Adjusted Threshold rates in effect immediately prior to the record date fixed for the determination of stockholders entitled to such dividend shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend.

              (ii) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a lesser number shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, all of the Factors in effect immediately prior thereto shall be adjusted so that all computations required by this Section 5 after the happening of any of the events described above shall be made as if such shares of Class B Common Stock had been converted immediately prior to the happening of such event, with such adjustment to become effective immediately after the opening of business on the day following the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

              (iii) If the Corporation shall be consolidated with or merge into any other corporation, proper provisions shall be made as part of the terms of such consolidation or merger, whereby the holders of any shares of Class B Common Stock at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the corporation resulting from such consolidation or merger, as shall be substantially equivalent to the conversion rights herein provided for.

              (iv) No adjustment in any Factor shall be required unless such adjustment would require an increase or decrease of at least one-half of one percent of such Factor, provided that adjustments which by reason of this clause (iv) are not made shall be carried forward and taken into account in the determination as to whether any subsequent adjustments are to be made. All calculations under this paragraph (g) shall be made to the nearest one thousandths (1/1000) of a share.

              (v) The adjustments outlined in g(i) through g(iv) above are not exclusive and are not intended to limit the adjustments that may be required, in the sole judgment of the Board of Directors of the Corporation, in order to maintain the proportionality between Common Stock and Class B Common Stock which exists at the date hereof. Paragraphs g(i) through g(v) shall not in any manner limit the Corporation's ability to issue new stock or otherwise raise additional capital.


         (vi) In the event of any taxable or non-taxable distribution of assets, tangible or intangible, owned by the Corporation, the Liquidation Preference will be reduced proportionately by the per share value, based on the number of all outstanding shares of Common Stock and Class B Common Stock, of the assets distributed. For purposes of this clause (vi), such value shall equal the average closing price of the security representing equity ownership of the entity holding such assets immediately following such distribution on the market on which such security is traded during the next thirty (30) trading days following the date of such distribution; provided, however, that if such market price is not ascertainable because such security is not publicly traded or for any other reason, then the Board of Directors of the Corporation shall cause an independent valuation of such assets to be performed, the result of which shall be final as to the determination of such value.

         (h) No fractional share of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of shares of Class B Common Stock, but in lieu thereof there shall be paid an amount in cash equal to the applicable fraction of the current market price (as hereinafter defined) of a whole share of Common Stock as of the day of conversion determined as provided in paragraph (i) below.

         (i) For purposes of paragraph (h) of this Section 5, the current market price of a share of Common Stock as of any day shall be based on the closing price of the security as reported by the New York Stock Exchange on the most recent preceding day for which such quotations were reported by the New York Stock Exchange; if the fair market value of the Common Stock cannot be thus determined, the current market price shall be such price as the Board of Directors shall in good faith determine.

         (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock in accordance with the terms hereof, the full number of whole shares of Common Stock then issuable upon the conversion of all shares of Class B Common Stock at the time outstanding.

         (k) Anything contained herein to the contrary notwithstanding, no adjustments in the number of shares of Common Stock issuable upon conversion of any shares of Class B Common Stock as set forth in this section shall be made by reason of or in connection with the issuance and sale of shares of Common Stock by the Corporation for cash or the sale or issuance to employees of the Corporation, or of a subsidiary or an entity owning more than 50% of the outstanding Common Stock of the Corporation, of Common Stock of the Corporation or of options to purchase Common Stock of the Corporation, pursuant to a plan adopted by the Board of Directors of the Corporation and approved by stockholders.


         (l) In the event (i) that an independent third party makes a bona fide offer to purchase any subsidiary or operating division of the Corporation or a portion thereof, which purchase, if consummated, would cause the net earnings of the Corporation for the applicable fiscal year to equal or exceed the then applicable Adjusted Threshold Amount (where such Adjusted Threshold Amount would not be achieved in the absence of such transaction) and (ii) the Board of Directors determines not to approve such transaction, then at the request of a majority in interest of the Class B Common Stock the Board of Directors of the Corporation shall effect the conversion of all Class B Common Stock then outstanding into Common Stock in accordance with the provisions of Section 5(a)(ii) hereof.

         (m) In the event that (i) an independent valuation of any subsidiary or operating division of the Corporation is performed, the results of which are such that a sale of such subsidiary or division would, if consummated, cause the net earnings of the Corporation for the applicable fiscal year to equal or exceed Total Conversion Earnings (and where Total Conversion Earnings would not be achieved in the absence of such sale), and (ii) the Board of Directors of the Corporation determines not to approve such transaction, then at the request of a majority in interest of the Class B Common Stock the Board of Directors of the Corporation shall effect the conversion of all Class B Common Stock then outstanding into Common Stock in accordance with the provisions of Section 5(a)(ii) hereof.